                                                                  Exhibit (n)(i)

[Sutherland Asbill & Brennan LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 8 to the Registration Statement on Form N-6 for Enterprise Executive Advantage, issued through the New England Variable Life Separate Account (File No. 333-46401). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By: /s/ Stephen E. Roth
                                                --------------------------
                                                Stephen E. Roth

Washington, D.C.
September 5, 2003